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                                  EXHIBIT 23.1

               Consent of Mann Frankfort Stein & Lipp CPAs, L.L.P.

North American Technologies Group, Inc.
Houston, Texas

         We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 14, 2003 relating to the consolidated financial statements of North American Technologies Group, Inc. appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 2002.

                              /s/ Mann Frankfort Stein & Lipp CPAs, L.L.P.

Houston, Texas
May 7, 2003